UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 25, 2008

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Glowpoint, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	0-25940	77-0312442
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 Long Avenue Hillside, NJ 07205

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (312) 235-3888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 25, 2008, Glowpoint, Inc. (“Glowpoint” or the “Company”) received approximately $1.825 million of gross proceeds in an initial closing (the “Initial Closing”) of a private placement of approximately 456 shares of its newly-created Series A Convertible Preferred Stock (“Series A Preferred Stock”) and Series A-3 Warrants having an exercise price of $0.40 per share (the “Series A-3 Warrants”) to acquire an aggregate of approximately 2,281,000 shares of common stock pursuant to a Series A Convertible Preferred Stock Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company may sell additional shares of Series A Preferred Stock and Series A-3 Warrants in one or more subsequent closings that may occur during the 90-day period following the Initial Closing, up to a maximum offering amount of $8 million. There can be no assurance, however, that the Company will raise any additional funds following the Initial Closing.  The disclosures contained in this Current Report on Form 8-K do not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company described herein.

Each share of Series A Preferred Stock has a stated value of $7,500 per share (the “Stated Value”), a liquidation preference equal to the Stated Value, and is convertible at the holder’s election into common stock at a conversion price per share of $0.75.  Therefore, each share of Series A Preferred Stock is convertible into 10,000 shares of common stock. The Series A Preferred Stock is senior to all other classes of equity and, after the first anniversary of issuance (the “Dividend Grace Period”), is entitled to dividends at a rate of 5% per annum, payable quarterly in cash, based on the Stated Value.  After the Dividend Grace Period and so long as any of the Company’s senior secured convertible notes (the “Notes”) remain outstanding, dividends shall accrue quarterly and will not be paid.  The Series A Preferred Stock and the Series A-3 Warrants also contain provisions providing weighted average anti-dilution protection.  The Series A-3 Warrants are exercisable for a period of five years and we are obligated to file a registration statement to register for resale the shares of common stock issuable upon exercise of the Series A-3 Warrants by the date that is 90 days following the date of the Initial Closing in accordance with the terms of a Registration Rights Agreement dated November 25, 2008.

The foregoing description of the private placement of the Series A Preferred Stock and Series A-3 Warrants and the specific terms of the Series A Preferred Stock, the Series A-3 Warrants and the registration rights is qualified in its entirety by reference to the provisions of the form of Purchase Agreement, the form of Certificate of Designations, Preferences and Rights of Series A Preferred Stock, the form of Series A-3 Warrant and the form of Registration Rights Agreement attached to this report as Exhibits 10.1, 4.1, 4.2 and 10.2, respectively.

Pursuant to that certain Note Exchange Agreement, dated November 25, 2008, approximately 1,880 shares of Series A Preferred Stock and Series A-3 Warrants to acquire approximately 9,401,000 shares of common stock were issued in exchange for approximately $7.5 million of the Company’s Notes, which represents all but approximately $4.9 million of the Company’s outstanding Notes (the “Retained Notes”).  Pursuant to an Amendment No. 2 to Senior Secured Convertible Notes, the Retained Notes were amended to, among other things, (i) extend the maturity date from March 31, 2009 to September 30, 2010, (ii) delete the provision providing that the Company achieve a certain Minimum Adjusted EBITDA (as defined therein), (iii) fix the interest rate at 16% per annum, and (iv) provide that no cash bonuses will be awarded to Company management in 2008 or for 2008 performance and no future cash bonuses, options or restricted stock awards will be granted until (x) the Company has realized two quarters of positive operating income and (y) the Company has a reasonable expectation of realizing positive operating income in the quarter in which any such grant is made, all as determined in accordance with U.S. GAAP. Such amendment was executed by holders holding approximately $1.7 million of Retained Notes.  In connection with amending the remaining approximately $3.2 million of the Retained Notes, the Company issued Series A-3 Warrants to purchase approximately 2,384,000 shares of common stock.  Other than normal course trade payables and existing capital lease obligations, the Retained Notes are the only indebtedness of the Company outstanding as of November 25, 2008.  This foregoing description of the issuance of shares of the Series A Preferred Stock in exchange for the Notes and the amendment to the Retained Notes is qualified in its entirety by reference to the provisions of the form of Note Exchange Agreement and the form of Amendment No. 2 to Senior Secured Convertible Notes attached to this report as Exhibits 10.3 and 4.3, respectively.

Pursuant to that certain Series C Preferred Consent and Exchange Agreement, dated November 25, 2008, the holders of the Company’s Series C Convertible Preferred Stock (i) consented to the creation of the Series A Preferred Stock and (ii) were issued an aggregate of approximately 633.08 shares of Series A Preferred Stock, having a Stated Value of $4,748,100, in exchange for an aggregate of 474.81 shares of the Company’s Series C Convertible Preferred Stock, which also had a Stated Value of $4,748,100. The foregoing description of the exchange of the Series C Preferred Stock is qualified in its entirety by reference to the provisions of the form of Series C Preferred Consent and Exchange Agreement attached to this report as Exhibit 10.4.

Also on November 25, 2008, all of the outstanding warrants held by holders of the Notes and the Retained Notes and all of the Company’s Series A, Series A-2, Placement Agent and Financial Advisory Warrants (collectively the “Issued Warrants”), were amended to, among other things, eliminate the provisions that may require accounting for a derivative liability, reduce the exercise price to $0.40 per share and extend the term to five years from the closing date.  The Issued Warrants represent the right to acquire approximately 19,525,000 shares of common stock in the aggregate. The foregoing description of the amendment to the Issued Warrants is qualified in its entirety by reference to the provisions of the Amendment to Warrants to Purchase Shares of Common Stock of Glowpoint attached to this report as Exhibit 4.4.

Burnham Hill Partners, a division of Pali Capital Inc. (“BHP”), acted as placement agent for the new financing and acted as financial advisor for the other transactions disclosed herein and received a fee of approximately $127,750 at the Initial Closing, which equaled seven (7%) percent of the gross proceeds received by the Company in the Initial Closing.  Glowpoint also issued advisory warrants to BHP and/or its designees and assignees to purchase 1,000,000 shares of common stock at an exercise price of $0.40 per share and agreed to consolidate all prior warrant issuances to BHP, its designees and assignees, into a single warrant per such holder with the same terms as the Series A-3 Warrants. The advisory warrants are substantially similar to the form of Series A-3 Warrant attached hereto as Exhibit 4.2.

ITEM 2.03.

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 2.03.

ITEM 3.02.

UNREGISTERED SALES OF EQUITY SECURITIES.

The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 3.02.  The issuances were made in a private placement in reliance upon exemptions from registration pursuant to Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.  Each investor is an accredited investor as defined in Rule 501 of Regulation D.

ITEM 3.03.

MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 3.03.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 24, 2008, the Company amended the employment agreements of Joseph Laezza, its President and Chief Operating Officer, and Edwin F. Heinen, its Chief Financial Officer, to extend their terms until January 31, 2011. This brief description of the employment agreement amendments of Messrs. Laezza and Heinen is qualified by reference to the provisions of the agreements attached to this report as Exhibit 10.5 and 10.6, respectively.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Businesses Acquired. Not Applicable.

(b)

Pro Forma Financial Information. Not Applicable.

(c)

Shell Company Transactions.  Not Applicable

(d)

Exhibits

Exhibit No.	Description
4.1	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Glowpoint.

4.2	Form of Series A-3 Warrant dated November 25, 2008.

4.3	Form of Amendment No. 2 to Senior Secured Convertible Notes dated November 25, 2008.

4.4	Form of Amendment to Warrants to Purchase Shares of Common Stock of Glowpoint, dated as of November 25, 2008.

10.1	Form of Series A Convertible Stock Purchase Agreement, dated as of November 25, 2008, between Glowpoint and the purchasers set forth therein.

10.2	Form of Registration Rights Agreement, dated as of November 25, 2008, between Glowpoint and the purchasers set forth therein.

10.3	Form of Note Exchange Agreement, dated November 25, 2008, between Glowpoint and the holders set forth therein.

10.4	Form of Series C Preferred Consent and Exchange Agreement, dated November 25, 2008, between Glowpoint and the holders set forth therein.

10.5	Employment Agreement Amendment between the Company and Joseph Laezza dated November 24, 2008.

10.6	Employment Agreement Amendment between the Company and Edwin F. Heinen dated November 24, 2008.

99.1	Text of press release dated November 26, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

Dated: November 26, 2008	By:	/s/ MICHAEL BRANDOFINO
Michael Brandofino Chief Executive Officer